UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2018

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 31, 2018, Bonanza Creek Energy, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of April 28, 2017, by and among the Company, the guarantors party thereto, the lenders party thereto (the “Lenders”), and KeyBank National Association, as administrative agent and as issuing lender. Given the Company’s current liquidity, capital requirements, and desire to avoid paying unnecessary fees, the Company requested reaffirmation of its existing borrowing base.  Under the Amendment, the Lenders (i) reaffirmed the facility’s borrowing base of $191,666,666.66 and (ii) modified certain provisions related to the disposition of assets of the Company to provide the Company with greater flexibility to participate in assets swaps.

The Company expects to consider its longer-term financing requirements in a more comprehensive manner later this year.

This summary is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit	Description

10.1

Amendment No. 3, dated as of May 31, 2018, to Amended and Restated Credit Agreement dated as of April 28, 2017 among Bonanza Creek Energy, Inc., as borrower, the guarantors party thereto, the lenders party thereto and KeyBank National Association, as administrative agent and as issuing lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: June 5, 2018	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Secretary